Exhibit 99.1

FOR MORE INFORMATION:

David T. Parker

Vice President, Investor Relations & Corporate Communications

954-384-0175, x-5300

david_parker@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Expands Credit Facility to $500 Million and Extends Through 2016

FORT LAUDERDALE, FL, October 24, 2011 – MEDNAX, Inc. (NYSE: MD), the national medical group specializing in neonatal, maternal-fetal, pediatric cardiology, other pediatric subspecialties and anesthesia physician services today announced that it has amended and restated its $350 million revolving credit facility into an expanded $500 million credit facility and also extended it through 2016. The Company plans to use the credit facility as a funding source, in addition to cash flow, for future acquisitions as well as other corporate purposes.

MEDNAX, Inc., has successfully used its cash and credit facility to execute a growth strategy that has led to a national medical group that comprises the nation’s leading provider of neonatal, maternal-fetal, pediatric cardiology, and other pediatric physician subspecialty services as well as anesthesia services.

The new credit facility was provided by a syndicate of 10 financial institutions with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent. Wells Fargo Securities, LLC acted as Joint Lead Arranger and Sole BookRunner and U.S. Bank, National Association, acted as Joint Lead Arranger.

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ABOUT MEDNAX

MEDNAX, Inc., is a national medical group that comprises the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services as well as anesthesia services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Pediatrix Medical Group, a unit of MEDNAX, was founded in 1979 and now includes neonatal physicians who provide services at more than 300 neonatal intensive care units, who collaborate with affiliated maternal-fetal medicine, pediatric cardiology and pediatric critical care physician subspecialists to provide a clinical care continuum. Pediatrix is also the nation’s largest provider of newborn hearing screens. In 2007, the Company expanded into anesthesia services. Today, American Anesthesiology includes more than 750 anesthesiologists and advanced practitioners. MEDNAX, through its affiliated professional corporations, employs more than 1,700 physicians in 34 states and Puerto Rico. Additional information is available at www.mednax.com.

Certain statements and information in this press release may be deemed to contain forward-looking statements which may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in MEDNAX’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well MEDNAX’s current reports on Form 8-K, filed with the Securities and Exchange Commission.